UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 22 2006


                        Boulder Creek Explorations, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                         Boulder Creek Explorations Inc.
                         -------------------------------
                            (Commission File Number)


                        (IRS Employer Identification No.)

                            1250 West Hastings Street
                           Vancouver, British Columbia
                                 Canada V6E 2M4
               (Address of principal executive offices) (Zip Code)

                                 (604) 288 7703
                    Registrant's telephone number, including
                                    area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


At a special meeting of the Board of Directors of Boulder Creek Explorations Inc held on August 17, 2006, Charles Rendina and Roger Connors were appointed to the Board of Directors.

Mr. Rendina, aged 58, has an LLB from the University of British Columbia and has served as director and general counsel for Lightyear Technologies Inc., Lightyear Technologies (USA) Inc., Golden Mountain Ventures Inc., BPS ONE, Inc. Mr. Rendina has served on numerous private and non-profit boards including as President and CFO of the Sudden Valley Community Association. Mr. Rendina is a member of the Law Society of British Columbia and of the Washington State Bar Association and has been advising public and private companies since 1989.

Mr. Connors, aged 37 Mr. Connors has 12 years experience in corporate finance, public accounting and consulting, including extensive experience dealing with exploration and development stage companies and venture financing. Mr. Connors holds a Bachelor of Business Administration degree from Acadia University in Nova Scotia. He has been the controller and chief accountant of several public mining and oil and gas companies involved in international exploration programs. Mr. Connors was the Comptroller of Kimber Resources Inc. until June 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Boulder Creek Explorations, Inc,
                                            (Registrant)


Date: August 21, 2006                       By:  /s/  David C. Hayes
                                                 ------------------------------
                                                    Name:  David C. Hayes
                                                    Title: Director and CFO